UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 11, 2009

Date of Report (Date of earliest event reported)

ANWORTH MORTGAGE ASSET CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-13709	52-2059785
(Commission File Number)	(IRS Employer Identification No.)

1299 Ocean Avenue, 2nd Floor, Santa Monica, California 90401

(Address of Principal Executive Offices) (Zip Code)

(310) 255-4493

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 11, 2009, the Board of Directors of Anworth Mortgage Asset Corporation (the “Company”) amended the Company’s Bylaws. The amendment will be effective following the Company’s 2009 Annual Meeting of Stockholders and will not impact the voting for directors at that meeting.

The amendment provides that upon the failure of a director nominee to receive the affirmative vote of more than half of the votes cast in an Uncontested Election (as that term is defined in the Bylaws filed herewith as Exhibit 3.1), such director shall, as a holdover director under Maryland law, tender his resignation as authorized by Section 2-406 of the Maryland General Corporations and Associations Article, following certification of such vote. The Company’s Nominating and Corporate Governance Committee shall then consider the tendered resignation offer and make a recommendation to the Board of Directors.

In determining whether to accept the resignation, the Nominating and Corporate Governance Committee will consider, among other things, whether accepting the resignation of a director who receives a Majority Against Vote (as that term is defined in the Bylaws filed herewith as Exhibit 3.1) would cause the Company to fail to meet any applicable U.S. Securities and Exchange Commission or NYSE requirement. The Board of Directors will take action within 90 days following certification of the vote, and any director whose resignation is under consideration will abstain from participating in the decision.

The Company previously utilized a plurality standard in all director elections, which standard will continue to apply in any contested election.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit #	Description
3.1	Bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date: March 13, 2009	By:	/s/ Lloyd McAdams
	Name:	Lloyd McAdams
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit #	Description
3.1	Bylaws of the Company.